Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On April 9, 2024, the Company completed its previously announced acquisition (the “Acquisition”) of AnHeart Therapeutics, Ltd., an exempted company incorporated under the laws of the Cayman Islands (“AnHeart”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, AnHeart, Artemis Merger Sub I, Ltd., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company, and Artemis Merger Sub II, Ltd., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company.
Pursuant to the terms of the Merger Agreement, at the effective time of the First Merger (capitalized terms not defined herein are defined in the Merger Agreement) (the “First Effective Time”), the Company issued to AnHeart securityholders (i) approximately 27,646,255 shares of Class A Common Stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), (ii) 851,202 shares of Series A
Non-Voting
Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Convertible Preferred Stock”), and (iii) warrants collectively exercisable for approximately 2,893,731 shares of Class A Common Stock at an exercise price of $11.50 per share (the “Consideration Warrants”). The Company also reserved an aggregate of approximately 15,943,933 shares of Class A Common Stock for issuance upon exercise of Assumed Options or settlement of Assumed RSUs (as such terms are defined below). The shares of Convertible Preferred Stock are automatically convertible into an aggregate of approximately 85,120,200 shares of Class A Common Stock upon the approval of such conversion by the Company’s stockholders in accordance with the rules of the New York Stock Exchange. The Consideration Warrants are restricted with respect to the exercise and transfer thereof until receipt of such stockholder approval and otherwise have terms identical to those of the Company’s outstanding publicly traded warrants.
At the First Effective Time, (i) each option to purchase shares of Ordinary Shares of AnHeart (an “AnHeart Option”) held by a Continuing Company Service Provider (as defined in the Merger Agreement), whether or not vested, was assumed and converted into an option to purchase Class A Common Stock of the Company (each such option, an “Assumed Option”), and (ii) each restricted stock unit reflecting the right to receive Ordinary Shares of AnHeart (an “AnHeart RSU”) held by a Continuing Company Service Provider (as defined in the Merger Agreement) was assumed and became a restricted stock unit with respect to a number of shares of Class A Common Stock of the Company (each such restricted stock unit, an “Assumed RSU”). Each Assumed Option and Assumed RSU is subject to the same terms and conditions (including vesting and exercise schedule) as were applicable to the corresponding AnHeart Option or AnHeart RSU immediately prior to the First Effective Time, subject to limited exceptions set forth in the Merger Agreement. Any other AnHeart Option and AnHeart RSU that remained unexercised and outstanding as of immediately prior to the First Effective Time was canceled without payment. From and after the Effective Time:

•
the number of shares of Class A Common Stock subject to each Assumed Option was determined by multiplying (A) the number of Ordinary Shares of AnHeart that are subject to such AnHeart Option immediately prior to the First Effective Time, by (B) the Equity Award Exchange Ratio of 1.7551 and rounding down to the nearest whole number of shares;

•
the
per-share
exercise price for Class A Common Stock issuable upon exercise of each Assumed Option was determined by dividing (A) the per-share
exercise price of each AnHeart Option, as in effect immediately prior to the First Effective Time, by (B) 1.7551 and rounding up to the nearest whole cent; and

•
the number of shares of Class A Common Stock subject to each Assumed RSU was determined by multiplying (A) the number of Ordinary Shares of AnHeart that are subject to such AnHeart RSU immediately prior to the First Effective Time, by (B) 1.7551 and rounding down to the nearest whole number of shares.

Immediately following the consummation of the Acquisition, the securityholders of AnHeart immediately prior to the First Merger now own approximately one-third
of Nuvation Bio’s capital stock (including shares issuable with respect to each of the Assumed Options and Assumed RSUs), and the securityholders of Nuvation Bio immediately prior to the First Merger now own approximately two-thirds
of Nuvation Bio’s capital stock, in each case determined on a fully-diluted basis.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
under the Securities Act of 1933, as amended (“Securities Act”), and combines the historical consolidated financial position and consolidated results of operations of Nuvation Bio and the financial position and results of operations of AnHeart, adjusted to give effect to the following transactions:

•	Acquisition of AnHeart by Nuvation Bio as further described herein;

•	Issuance of Nuvation Bio Class A Common Stock, Convertible Preferred Stock, and Consideration Warrants for shares of Class A Common Stock pursuant to the Acquisition;

•	Stock-based compensation recognized as a result of Assumed Share-based Awards (defined below) issued to AnHeart personnel in conjunction with the acquisition;

•	The pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below.
The following unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2024, and for the year ended December 31, 2023, combines the historical statements of operations of Nuvation Bio and AnHeart, giving effect to the Acquisition and related transactions as if they had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet data assumes that the Acquisition and related transactions took place on March 31, 2024, and combines the historical balance sheets of Nuvation Bio and AnHeart as of such date.
The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what Nuvation Bio’s condensed financial position or results of operations would have been had the Acquisition been consummated on or prior to March 31, 2024. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of Nuvation Bio.
The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments made by Nuvation Bio management that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of AnHeart into Nuvation Bio, does not purport to represent the actual results of operations that Nuvation Bio and AnHeart would have achieved had the Acquisition closed during the periods presented, and is not intended to project the future results of operations that the combined company (“Post-Closing Nuvation Bio”) may achieve after the Acquisition.
During preparation of the unaudited pro forma condensed combined financial information, Nuvation Bio management performed a preliminary analysis of AnHeart’s accounting policies and is not aware of any material differences between AnHeart’s accounting policies and Nuvation Bio’s accounting policies, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies.
As a result of the foregoing, the unaudited pro forma condensed combined financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed and the preliminary value of the consideration transferred. The actual accounting may vary based on final analyses of the valuation of assets acquired and liabilities assumed, which could be material.
The following unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•
The audited consolidated financial statements of Nuvation Bio as of and for the year ended December 31, 2023, and the related notes, in Nuvation Bio’s Annual Report on Form
10-K,
for the fiscal year ended December 31, 2023;

•
The unaudited condensed consolidated financial statements of Nuvation Bio as of and for the three months ended March 31, 2024, and the related notes, included in Nuvation Bio’s Quarterly Report on Form
10-Q
for the quarter ended March 31, 2024;

•	The audited consolidated financial statements of AnHeart as of and for the years ended December 31, 2023, and 2022, and the related notes, included in Exhibit 99.1 to this Form 8-K/A; and

•	The unaudited consolidated financial statements of AnHeart as of and for the three months ended March 31, 2024, and 2023, and the related notes, included in Exhibit 99.2 to this Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2024
(in thousands)

	Nuvation Bio, Inc. Historical	AnHeart Therapeutics, LTD Historical	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$34,510	$19,346	$—		$53,856
Accounts receivable	—	5,329	—		5,329
Prepaid expenses and other current assets	6,796	2,771	(4,287	)(A)	5,280
Marketable securities	562,466	—	—		562,466
Interest receivable on marketable securities	4,283	—	—		4,283

Total current assets	$608,055	$27,446	$(4,287)		$631,214
Property and equipment, net	686	168	—		854
Lease security deposit	141	—	—		141
Operating lease right-of-use asset	3,168	371	(371	)(B)	3,168
Other non-current assets	1,075	—	—		1,075
Intangible assets	—	—	3,024	(C)	3,024

Total assets	$613,125	$27,985	$(1,634)		$639,476

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,436	$8,477	—		$10,913
Current operating lease liabilities	2,023	290	(290	)(B)	2,023
Lines of credit, current portion	—	13,620	—		13,620
Contract liabilities, current portion	—	12,567	—		12,567
Accrued expenses	11,303	2,637	7,686	(D)	21,626

Total current liabilities	$15,762	$37,591	$7,396		$60,749

Warrant liability	$1,812	$—	$764	(E)	$2,576
Lines of credit, net of current portion	—	120	—		120
Contract liabilities, net of current portion	—	10,182	—		10,182
Operating lease liabilities, net of current portion	1,509	39	(39	)(B)	1,509

Total liabilities	$19,083	$47,932	$8,121		$75,136
Temporary equity:
Legacy AnHeart preferred stock	—	273,852	$(273,852	)(F)	$—
Convertible Preferred Stock			274,938	(G)	274,938
Permanent equity:
Class A and Class B common stock and additional paid in capital	952,807	—	116,986	(H)	1,069,793
Legacy AnHeart common stock	—	1	(1	)(F)	—
Accumulated deficit	(357,596)	(294,696)	(126,930	)(I)	(779,222)
Accumulated other comprehensive loss	(1,169)	896	(896	)(F)	(1,169)

Total stockholders’ equity (deficit)	$594,042	$(293,799)	$(10,841)		$289,402

Total liabilities, temporary equity and stockholders’ equity (deficit)	$613,125	$27,985	$(1,634)		$639,476

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For Three Months Ended March 31, 2024
(In thousands, except share and per share data)

	Nuvation Bio, Inc. Historical	AnHeart Therapeutics, LTD Historical	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	5,151	—		$5,151
Cost of revenue	—	2,332	—		2,332

Gross profit	$—	$2,819	$—		$2,819

Operating expenses
Acquired in-process research and development	—	—	—		—
Research and development	12,842	10,167	(79	)(AA)	22,930
General and administrative	7,357	7,104	651	(BB)	15,112

Total operating expenses	$20,199	$17,271	$572		$38,042

Loss from operations	$(20,199)	$(14,452)	$(572)		$(35,223)
Other income (expense):
Interest income	7,130	275	—		7,405
Other loss, net	(1,723)	(281)	—		(2,004)

Total other income (expense)	$5,407	$(6)	$—		$5,401

Loss before income taxes	(14,792)	(14,458)	(572)		(29,822)
Provision for income taxes	—	(21)	—		(21)
Net loss	$(14,792)	$(14,479)	$(572)		$(29,843)

Net loss per share, basic and diluted	$(0.07)				$(0.12)

Weighted-average number of shares used to compute net loss per share, basic and diluted	219,048		27,646	(CC)	246,694

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2023
(In thousands, except share and per share data)

	Nuvation Bio, Inc. Historical	AnHeart Therapeutics, LTD Historical	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	—	47,313	—		47,313
Cost of revenue	—	9,851	—		9,851

Gross profit	$—	$37,462	$—		$37,462

Operating expenses
Acquired in-process research and development	—	—	418,755	(DD)	418,755
Research and development	71,289	43,882	2,849	(EE)	118,020
General and administrative	28,533	10,389	4,800	(FF)	43,722

Total operating expenses	$99,822	$54,271	$426,404		$580,497

Loss from operations	$(99,822)	$(16,809)	$(426,404)		$(543,035)
Other income (expense):
Interest income	24,611	426	—		25,037
Other (loss) income, net	(591)	51	—		(540)

Total other income (expense)	$24,020	$477	$—		$24,497

Loss before income taxes	(75,802)	(16,332)	(426,404)		(518,538)
Provision for income taxes	—	(325)	—		(325)

Net loss	$(75,802)	$(16,657)	$(426,404)		$(518,863)

Net loss per share, basic and diluted	$(0.35)				$(2.10)

Weighted-average number of shares used to compute net loss per share, basic and diluted	218,880		27,646	(GG)	246,526

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION
1. Basis of Presentation
The unaudited pro forma condensed combined financial information was prepared on the basis that the Acquisition is accounted for as an asset acquisition of AnHeart by Nuvation Bio under accounting principles generally accepted in the United States. In accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 805,
Business Combinations
, Nuvation Bio first evaluated the initial screen test to determine if substantially all of the fair value of the gross assets acquired of AnHeart is concentrated in a single asset or a group of similar assets. Nuvation Bio concluded that substantially all of the fair value of the gross assets being acquired of AnHeart is concentrated in the Taletrectinib (“IPR&D”) asset. Accordingly, Nuvation Bio will account for the transaction as an asset acquisition. Under the asset acquisition method of accounting, consideration is allocated to the assets acquired and liabilities assumed on a relative fair value basis, no goodwill is recorded, and all direct acquisition costs are included in the total consideration transferred. Any acquired IPR&D with no future alternative use will be expensed at the closing of the Acquisition.
The pro forma adjustments reflecting the consummation of the Acquisition and related transactions are based on certain currently available information, assumptions, and methodologies that Nuvation Bio believes are reasonable under the circumstances. The information, assumptions and methodologies used to determine the pro forma adjustments, which are described in these notes, may change as additional information becomes available and is evaluated by Nuvation Bio. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. Nuvation Bio believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Acquisition and related transactions based on information available to Nuvation Bio management as of the date of Form
8-K/A
filing and that the pro forma adjustments give appropriate effect to those assumptions and methodologies and are properly applied in the unaudited pro forma condensed combined financial information.
2. Estimated Consideration and Preliminary Purchase Price Allocation
Estimated Consideration
The preliminary fair value of the total consideration is approximately $398.5 million and is comprised of the following components (in thousands):

Preferred stock consideration	$274,938
Common stock consideration	89,297
Assumed share-based awards	24,818
Warrant consideration	764
Estimated direct transaction costs	7,434

Total consideration	$397,251

The preliminary fair value of the consideration transferred was calculated based on the following assumptions:

•
Preferred stock consideration (the “Preferred Stock Consideration”):
Issuance of 851,202 shares of Nuvation Bio Convertible Preferred Stock issued to the pre-Acquisition
equityholders of AnHeart and the closing stock price of Nuvation Bio common stock on the Nasdaq Global Market on April 9, 2024, which was $3.23 per share, multiplied by the Conversion Ratio of 100 based on each share of Series A
Non-Voting
Preferred Stock being convertible into 100 shares of Common Stock. The Preferred Stock converts to Common Stock upon shareholder approval. The Company expects such approval to be obtained in July 2024, before the first dividend date and within a reasonable amount of time from the acquisition date. Accordingly, the Company determined that the Preferred Stock effectively has the same economic rights and preferences as the Common Stock of the Company. Considering the expected conversion to the Common Stock of the Company in the near term from issuance upon shareholder approval, the Company determined that the value of the Preferred Shares can be approximated by the value of the Nuvation Bio’s common shares in which they convert.

•
Common stock consideration (the “Common Stock Consideration”):
Issuance of 27,646,255 shares of Nuvation Bio Class A Common Stock issued to the pre-Acquisition
equityholders of AnHeart and the closing stock price of Nuvation Bio common stock on the Nasdaq Global Market on April 9, 2024, which was $3.23 per share.

•
Assumed share-based awards (the “Assumed Share-based Awards”):
Pursuant to the Merger Agreement, at the Closing Date, Nuvation Bio issued approximately 13,742,239 Assumed Options and 2,201,694 Assumed RSUs in exchange for AnHeart Options and AnHeart RSUs. Each Assumed Option and Assumed RSU is subject to the same terms and conditions (including vesting and exercise schedule) as were applicable to the corresponding AnHeart Option or AnHeart RSU immediately prior to the First Effective Time. Nuvation Bio will account for the portion of the estimated fair value of the assumed share-based awards attributable to the pre-combination
service period as a component of estimated merger consideration, and the remainder of the estimated fair value will be accounted as post-combination expense by Nuvation Bio, subject to the grantees meeting the applicable vesting conditions. The unaudited pro forma condensed combined financial information reflects the post-combination expense as stock-based compensation expense over the remaining vesting term in the period subsequent to the merger.

Prior to completion and subsequent to the time when negotiations for the Acquisition began, change-in-control
provisions for certain AnHeart employees were modified, resulting in the modified awards becoming fully vested upon completion of the Acquisition. Nuvation Bio has preliminarily determined that such modifications were primarily for the benefit of the Post-Closing Nuvation Bio and the impact of modified change-in-control
provisions is reflected as a nonrecurring expense in these unaudited pro forma condensed combined financial statements.
Certain Assumed RSUs are subject to performance-based vesting conditions with the awards becoming vested upon meeting certain regulatory submissions or approvals relating to the Taletrectinib asset. The unaudited pro forma condensed combined financial information reflects the post-combination expense for such awards based on management’s preliminary estimate of the implicit service period and the probability of meeting the applicable vesting conditions. Such estimates are based on certain currently available information, assumptions, and methodologies that Nuvation Bio believes are reasonable under the circumstances. However, such estimates may change as additional information becomes available and is evaluated by Nuvation Bio, and it is possible that the difference may be material.

•
Estimated direct transaction costs: Represents the estimated transaction costs, primarily legal and advisory services, incurred by Nuvation Bio through the closing of the Acquisition. Nuvation Bio had incurred approximately $4.3 million as of March 31, 2024, with the remaining estimated transaction expenses of $3.1 million incurred subsequent to March 31, 2024. Because the transaction costs are a component of the total consideration and allocated amongst acquired assets instead of directly expensed, the estimated transaction costs are reflected as an adjustment in the unaudited pro forma condensed combined balance sheet without a corresponding adjustment to the unaudited pro forma condensed combined statement of operations.

•
Warrant consideration (the “Warrant Consideration”): Issuance of Consideration Warrants for 2,893,731 shares of Class A Common Stock at an exercise price of $11.50 per share. The fair value of the warrants was determined to approximate
the
public warrant trading price as of closing of the acquisition
, yielding a fair value of approximately $0.26 per share. The Consideration Warrants are restricted with respect to the exercise and transfer thereof until receipt of such stockholder approval and otherwise have terms identical to those of the Company’s outstanding publicly traded warrants. Accordingly, Nuvation Bio has classified the Consideration Warrants as liabilities, similar to the classification of Nuvation Bio’s other warrants.

Preliminary Purchase Price Allocation
Fair value of the net assets acquired based upon the net assets as of March 31, 2024, are as follows (in thousands):
Net Assets acquired:

Assets acquired
In-process research and development	$418,755
Cash and cash equivalents	19,346
Accounts receivable	5,329
Assembled workforce	3,024
Prepaid expenses and other current assets	2,771
Property and equipment, net	170

Total assets acquired	$449,395

Liabilities assumed
Lines of credit, current	13,620
Contract liabilities, current	12,567
Contract liabilities, net of current portion	10,182
Accounts payable	8,477
Accrued expenses	7,178
Lines of credit, net of current portion	120

Total liabilities assumed	$52,144

Net Assets Acquired	$397,251

The above allocation of the purchase price is preliminary and is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed and the preliminary value of the consideration transferred. Because the Acquisition is accounted for as an asset acquisition and total consideration is allocated to acquired assets on a relative fair value basis, there could be differences in the relative fair value allocation of total consideration transferred between the preliminary estimates and final analyses of the valuation of assets acquired and liabilities assumed. The value allocated to the acquired in-process
research and development is expected to be recognized as a nonrecurring expense on the acquisition date because Nuvation Bio has preliminarily concluded that the IPR&D asset does not have a future alternative use. The unaudited pro forma condensed combined balance sheet reflects the nonrecurring expense as an adjustment to the accumulated deficit, as shown in Note 3(I). The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, reflects the value allocated to the IPR&D asset as a nonrecurring expense, giving effect to the Acquisition and related transactions as if they had occurred on January 1, 2023, as shown in Note 3(DD). Because the amount allocated to the IPR&D asset is recognized as a nonrecurring expense on the acquisition date, this will not have a continuing impact on the Post-Closing Nuvation Bio financial results.
Nuvation Bio has preliminarily concluded that the useful life of the assembled workforce intangible asset is two years, and the amortization of the intangible asset is reflected as an adjustment to general and administrative expenses in unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2024, and the year ended December 31, 2023. These preliminary estimates of fair value and estimated useful lives may differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements.
3. Transaction Accounting Adjustments
Adjustments included in the column under the heading “Transaction Accounting Adjustments” are primarily based on information contained in the Acquisition Agreement and other related agreements.
Pro forma adjustments included in the unaudited pro forma condensed combined balance sheets as of March 31, 2024:

(A)	Reclassification of previously deferred acquisition costs which are included in the measurement of the total cost of acquisition pursuant to guidance in ASC 805-50.

(B)	Elimination of historical right-of-use asset balance and lease liabilities due to these being short-term leases as of the acquisition date.

(C)
To reflect relative fair value allocation to the acquired intangible assets. Because the IPR&D asset does not have a future alternative use, the consideration allocated to the IPR&D of $418.8 million is reflected as a one-time
adjustment in accumulated deficit in Note 3(I). As such, the adjustment of $3.0 million relates to the acquired assembled workforce.

(D)	The adjustment to accrued expenses consists of the following:

To record Nuvation Bio’s acquisition-related expenses incurred subsequent to March 31, 2024	$3,145
To record one-time transaction bonus (i)	4,541

Total adjustment	$7,686

(i)
Prior to the Acquisition, AnHeart had entered into a certain employment agreement which provided for a one-time
bonus payment upon consummation of certain transactions, and the bonus became payable upon closing of the Acquisition. Because the employment agreement was entered into before the negotiations for the Acquisition began, the bonus was determined to be primarily for the benefit of pre-closing
AnHeart and would not be recognized as post-combination expense by Nuvation Bio. Accordingly, the bonus is reflected as an increase in liabilities assumed, but excluded from the unaudited pro forma condensed combined statement of operations.

(E)	To record the fair value of Warrant Consideration.

(F)	Elimination of AnHeart’s historical equity balances.

(G)	To record the fair value of Convertible Preferred Stock issued as consideration.

(H)	The adjustment to Class A and Class B common stock consists of the following:

To record the fair value of Class A Common Stock issued as part of merger consideration	$89,297
To record the portion of Assumed Options and RSUs issued to AnHeart award holders attributable to pre-combination service and recognized as part of the purchase consideration	24,818
To record share-based compensation for accelerated awards accounted for as post-combination expense	2,871

Total adjustment	$116,986

(I)	The adjustment to accumulated deficit consists of the following:

Elimination of AnHeart’s historical accumulated deficit	$294,696
Expensing of IPR&D asset due to no alternative future use	(418,755)
To record share-based compensation for accelerated awards accounted for as post-combination expense	(2,871)

Total adjustment	$(126,930)

Pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for three months ended March 31, 2024:

(AA)	The adjustment to research and development expense consists of the following:

Elimination of historical stock-based compensation expense for AnHeart pre-combination awards	$(348)
To record incremental salary expense	129
To record stock-based compensation expense for the Nuvation Bio Assumed Options and RSUs attributable to post-combination services	140

Total adjustment	$(79)

(BB)	The adjustment to general and administrative expense consists of the following:

Amortization expense for the acquired intangible assets	$151
Elimination of historical stock-based compensation expense for AnHeart pre-combination awards	(248)
To record incremental salary expense	55
To record stock-based compensation expense for the Nuvation Bio Assumed Options and RSUs attributable to post-combination services	693

Total adjustment	$651

(CC)	As part of the Acquisition, the Company issued to AnHeart securityholders approximately 27,646,255 shares of Class A Common Stock.
Given Nuvation Bio’s and AnHeart’s history of net losses and full valuation allowances, Nuvation Bio management estimated an annual effective income tax rate of 0.0%. Therefore, the pro forma adjustments to the unaudited pro forma condensed combined statements of operations resulted in no additional income tax adjustments.
Pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023:

(DD)	As part of the Acquisition the Company expensed the full amount of the acquired in-process research and development asset.

(EE)	The adjustment to research and development expense consists of the following:

Elimination of historical stock-based compensation expense for AnHeart pre-combination awards	$(1,406)
To record incremental salary expense	515
To record stock-based compensation expense for the Nuvation Bio Assumed Options and RSUs attributable to post-combination services	3,740

Total adjustment	$2,849

(FF)	The adjustment to general and administrative expense consists of the following:

Amortization expense for the acquired intangible assets	$605
Elimination of historical stock-based compensation expense for AnHeart pre-combination awards	(510)
To record incremental salary expense	219
To record stock-based compensation expense for the Nuvation Bio Assumed Options and RSUs attributable to post-combination services	4,486

Total adjustment	$4,800

(GG)	As part of the Acquisition, the Company issued to AnHeart securityholders approximately 27,646,255 shares of Class A Common Stock.
Given Nuvation Bio’s and AnHeart’s history of net losses and full valuation allowances, Nuvation Bio management estimated an annual effective income tax rate of 0.0%. Therefore, the pro forma adjustments to the unaudited pro forma condensed combined statements of operations resulted in no additional income tax adjustments.
4. Net Loss per Share
For the unaudited pro forma condensed combined statements of operations, the Acquisition and related transactions are being reflected as if such transactions had occurred as of January 1, 2023. The weighted average shares outstanding for the pro forma basic and diluted net loss per share assumes that the shares issuable relating to the Acquisition and related transactions have been outstanding for the entire year ended December 31, 2023.

The unaudited pro forma condensed combined financial information has been prepared for three months ended March 31, 2024, and for the year ended December 31, 2023 (in thousands, except per share amounts):

	Three Months Ended March 31, 2024	Year Ended December 31, 2023
Pro forma net loss	$(29,843)	$(518,863)
Weighted-average number of shares outstanding used to compute pro forma net loss per share, basic and diluted	246,694	246,526

Pro forma net loss per share, basic and diluted	$(0.12)	$(2.10)

Weighted-average number of shares outstanding used to compute pro forma net loss per share, basic and diluted
Nuvation Bio historical weighted-average shares outstanding	219,048	218,880
Shares issued in connection with the Acquisition	27,646	27,646

Total weighted-average shares outstanding used to compute pro forma net loss, basic and diluted	246,694	246,526

The following outstanding shares of Nuvation Bio common stock equivalents were excluded from the computation of pro forma diluted net loss per share because including them would have had an anti-dilutive effect for the three months ended March 31, 2024:

Convertible Preferred Stock	85,100
Restricted stock units	2,202
Options (1)	51,966
Warrants (2)	8,681

Total	147,949

(1)	Includes 38,224 of Nuvation Bio historical options and 13,742 of Assumed Options.
(2)	Includes 5,787 of Nuvation Bio historical warrants and 2,894 of Consideration Warrants.
The following outstanding shares of Nuvation Bio common stock equivalents were excluded from the computation of pro forma diluted net loss per share because including them would have had an anti-dilutive effect for the year ended December 31, 2023:

Convertible Preferred Stock	85,100
Restricted stock units	2,202
Options (1)	44,391
Warrants (2)	8,681

Total	140,374

(1)	Includes 30,649 of Nuvation Bio historical options and 13,742 of Assumed Options.
(2)	Includes 5,787 of Nuvation Bio historical warrants and 2,894 of Consideration Warrants.